Exhibit 99.1

                           JOINT FILING AGREEMENT

              In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Highlands Insurance Group, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(f)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated: June 22, 1999

         WAVELAND PARTNERS, L.P.
         By: Waveland Capital Management, L.P.
               Its: General Partner
               By: Clincher Capital Corporation
                     Its: General Partner
         By:      David S. Richter
                 -------------------------
                  David S. Richter, President


         WAVELAND CAPITAL MANAGEMENT, L.P.
         By: Clincher Capital Corporation
               Its: General Partner

         By:      David S. Richter
                 -------------------------
                  David S. Richter, President


         CLINCHER CAPITAL CORPORATION


         By:      David S. Richter
                 -------------------------
                  David S. Richter, President



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         WAVELAND CAPITAL MANAGEMENT, LLC


         By:      David S. Richter
                 -------------------------
                  David S. Richter, Manager


         WAVELAND PARTNERS, LTD.



         By:      David S. Richter
                 -------------------------
                  David S. Richter, Director



         WAVELAND INTERNATIONAL, LTD.



          By:      David S. Richter
                 -------------------------
                   David S. Richter, Director




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